Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Paul Layne as the undersigned's true and lawful attorney and agent, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of The Howard Hughes Corporation for the year ended December 31, 2019 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ William Ackman	/s/ Allen Model
William Ackman	Allen Model

/s/ Adam Flatto	/s/ R. Scot Sellers
Adam Flatto	R. Scot Sellers

/s/ Jeffrey Furber	/s/ Steven Shepsman
Jeffrey Furber	Steven Shepsman

/s/ Beth Kaplan	/s/ Mary Ann Tighe
Beth Kaplan	Mary Ann Tighe

Dated: February 27, 2020